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                                                                      Exhibit 21


         Name of Subsidiary                        Jurisdiction of Incorporation
         ------------------                        -----------------------------

         ePresence CRM, Inc.                       New Jersey
         ePresence Web Consulting, Inc.            New Jersey
         ePresence Securities Corporation          Massachusetts
         ePresence International Incorporated      Massachusetts
         ePresence of Canada, Ltd.                 Canada
         Switchboard Incorporated                  Delaware